UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2007

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On November 21, 2007, the Registrant received an executed Contract (#H3292) between the Centers for Medicare & Medicaid Services (“CMS”) and WellCare Health Insurance of Arizona, Inc. (“WC AZ”), a wholly-owned subsidiary of the Registrant, pursuant to which WC AZ will offer Medicare Advantage preferred provider services in Georgia commencing January 1, 2008 for a one-year period.  A copy of this contract is attached as Exhibit 10.1 to this Current Report on Form 8-K.

On November 26, 2007, the Registrant received notice of renewal of its contract between CMS and WellCare Prescription Insurance, Inc. (“WPI”), a wholly-owned subsidiary of the Registrant, pursuant to which WPI provides stand-alone prescription drug plans under Medicare Part D on a nationwide basis.  The renewal is for a period of one year ending on December 31, 2008.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the above-described contracts.  The above description is qualified in its entirety by reference to the contracts.

In the interest of providing interested parties with full access to its federal, state and county contracts, the Registrant has elected to file such contracts with the Securities and Exchange Commission.  The Registrant does not believe that its business is substantially dependent on many of these contracts when each is taken individually.

Item 9.01.   Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.

None.

(b)   Pro Forma Financial Information.

None.

(c)   Shelf Company Transaction.

None.

(d)   Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Contract between the Centers for Medicare & Medicaid Services and WellCare Health Insurance of Arizona, Inc. (H3292).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2007	WELLCARE HEALTH PLANS, INC. /s/ Thaddeus Bereday Thaddeus Bereday Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Contract between the Centers for Medicare & Medicaid Services and WellCare Health Insurance of Arizona, Inc. (H3292).